EXHIBIT 11.0

                KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  Three months ended March 31,
                                                  ----------------------------
                                                      1995             1994
                                                  -----------      -----------
                                                     ($ in thousands, except
                                                       per share amount)

Net earnings                                        $  4,809           2,897
                                                    ========          ======
Shares:
  Weighted average number of common shares
     outstanding                                      28,440          28,382
  Common equivalent shares for dilutive effect of
     assumed exercise of stock options                   344             315
                                                     -------          ------
                                                      28,784          28,697
                                                     =======          ======
Earnings per share of common stock                   $   .10             .17
                                                     =======          ======
